                                                                    EXHIBIT 11.0
                                                                   (Page 1 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

                  COMPUTATION OF INCOME (LOSS) PER COMMON AND
                            COMMON EQUIVALENT SHARE
                    (In thousands, except per share amounts)

                                     For the Year Ended(a)(b)
                         -----------------------------------------------------
                         Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
BASIC                      2000       1999       1998       1997       1996
-----                    ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations............. $ 170,177  $ 108,387  $ 328,253  $ 289,794  $ 372,224
Loss from discontinued
 operations.............  (601,146)  (190,760)  (122,200)  (467,905)  (350,262)
Deduct: Dividends on
 convertible preferred
 stock..................       --      (3,980)    (7,960)   (10,505)    (7,391)
                         ---------  ---------  ---------  ---------  ---------
Income (loss) before
 extraordinary item for
 computation of income
 per share..............  (430,969)   (86,353)   198,093   (188,616)    14,571
Extraordinary item......       --         --         --      (4,610)       --
                         ---------  ---------  ---------  ---------  ---------
Net income (loss)
 applicable to common
 shares................. $(430,969) $ (86,353) $ 198,093  $(193,226) $  14,571
                         =========  =========  =========  =========  =========
Applicable Shares for
 Computation of Income
 (Loss) Per Share:
  Weighted average
   common shares
   outstanding..........   426,166    414,186    390,210    369,870    359,209
                         =========  =========  =========  =========  =========
Basic Income (Loss) Per
 Common Share:
  Income per share from
   continuing
   operations........... $    0.40  $    0.25  $    0.82  $    0.76  $    1.02
  Loss per share from
   discontinued
   operations...........     (1.41)     (0.46)     (0.31)     (1.27)     (0.98)
  Extraordinary item....       --         --         --       (0.01)       --
                         ---------  ---------  ---------  ---------  ---------
    Net income (loss)
     per common share... $   (1.01) $   (0.21) $    0.51  $   (0.52) $    0.04
                         =========  =========  =========  =========  =========

--------
(a) Consolidated financial information for 1996-1999 has been restated retroactively for the effects of the May 1999 merger with The Learning Company, Inc. ("Learning Company"), accounted for as a pooling of interests. As more fully described in Note 13 to the Consolidated Financial Statements, the Consumer Software segment, which was comprised primarily of Learning Company, was reported as a discontinued operation effective March 31, 2000, and the consolidated financial statements were reclassified to segregate the net investment in, and the liabilities and operating results of the consumer software segment. Consolidated financial information for 1996-1997 has been restated retroactively for the effects of the March 1997 merger with Tyco Toys, Inc. ("Tyco"), accounted for as a pooling of interests.

(b) Per share data reflect the retroactive effect of a stock split distributed to stockholders in March 1996, and the mergers with Learning Company and Tyco in 1999 and 1997, respectively.

                                                                    EXHIBIT 11.0
                                                                   (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES

                  COMPUTATION OF INCOME (LOSS) PER COMMON AND
                      COMMON EQUIVALENT SHARE--(Continued)
                    (In thousands, except per share amounts)

                                     For the Year Ended(a)(b)
                         -----------------------------------------------------
                         Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
DILUTED                    2000       1999       1998       1997       1996
-------                  ---------  ---------  ---------  ---------  ---------
Income from continuing
 operations............. $ 170,177  $ 108,387  $ 328,253  $ 289,794  $ 372,224
Loss from discontinued
 operations.............  (601,146)  (190,760)  (122,200)  (467,905)  (350,262)
Add: Interest savings,
 net of tax, applicable
 to:
  Assumed conversion of
   7% Notes.............       --         --         --         479        --
Deduct: Dividends on
 convertible preferred
 stock..................       --      (3,980)    (7,960)   (10,505)    (7,391)
                         ---------  ---------  ---------  ---------  ---------
Income (loss) before
 extraordinary item for
 computation of income
 per share..............  (430,969)   (86,353)   198,093   (188,137)    14,571
Extraordinary item......       --         --         --      (4,610)       --
                         ---------  ---------  ---------  ---------  ---------
Net income (loss)
 applicable to common
 shares................. $(430,969) $ (86,353) $ 198,093  $(192,747) $  14,571
                         =========  =========  =========  =========  =========
Applicable Shares for
 Computation of Income
 (Loss) Per Share:
  Weighted average
   common shares
   outstanding..........   426,166    414,186    390,210    369,870    359,209
  Weighted average
   common equivalent
   shares arising from:
    Dilutive stock
     options............       960      3,920      8,501      5,665      7,292
    Assumed conversion
     of convertible
     preferred stock....       --       6,510     18,000      1,438        --
    Assumed conversion
     of notes...........       --         --         --         589         64
    Stock subscription
     and other
     warrants...........       --         606      4,812      1,165      1,029
    Nonvested stock.....       --          59        184        --         603
                         ---------  ---------  ---------  ---------  ---------
  Weighted average
   number of common and
   common equivalent
   shares...............   427,126    425,281    421,707    378,727    368,197
                         =========  =========  =========  =========  =========
Diluted Income (Loss)
 Per Common Share:
  Income from continuing
   operations........... $    0.40  $    0.25  $    0.76  $    0.74  $    0.99
  Loss from discontinued
   operations...........     (1.41)     (0.45)     (0.29)     (1.24)     (0.95)
  Extraordinary item....       --         --         --       (0.01)       --
                         ---------  ---------  ---------  ---------  ---------
    Net income (loss)
     per common share... $   (1.01) $   (0.20) $    0.47  $   (0.51) $    0.04
                         =========  =========  =========  =========  =========

--------
(a) Consolidated financial information for 1996-1999 has been restated retroactively for the effects of the May 1999 merger with Learning Company, accounted for as a pooling of interests. As more fully described in Note 13 to the Consolidated Financial Statements, the Consumer Software segment, which was comprised primarily of Learning Company, was reported as a discontinued operation effective March 31, 2000, and the consolidated financial statements were reclassified to segregate the net investment in, and the liabilities and operating results of the consumer software segment. Consolidated financial information for 1996-1997 has been restated retroactively for the effects of the March 1997 merger with Tyco, accounted for as a pooling of interests.

(b) Per share data reflect the retroactive effect of a stock split distributed to stockholders in March 1996, and the mergers with Learning Company and Tyco in 1999 and 1997, respectively.